EXHIBIT 99.1

DecisionPoint Systems Announces Fourth Quarter and Full-Year 2022 Results

Full-year revenue increased 48% to a record $97.4 million

Full-year GAAP net income of $3.1million (+120%) and diluted EPS of $0.41 (+117%)

Full-year non-GAAP EPS of $0.54 (+165%) and adjusted EBITDA of $7.8 million (+152%)

DELRAY BEACH, Fla., March 29, 2022 /PRNewswire/ — DecisionPoint™ Systems, Inc. (NYSE American: DPSI), a mobility-first enterprise services and solutions company, today announced fourth quarter and full-year 2022 financial results ended December 31, 2022.

“We had a record year and created significant value for shareholders, demonstrating the potency of strategy and our ability to execute on our playbook, even in challenging macro-economic backdrop,” said Steve Smith, chief executive officer. “We saw strength across our businesses, with significant upside driven by multiple new projects. Additionally, our strategy for growing our services mix yielded a 19% increase for the year and drove higher gross margins. Finally, these factors, combined with our ability to integrate the two acquisitions we made during the year quickly, led to adjusted EBITDA of $7.8 million, above the high-end of our guidance.”

Fourth Quarter Highlights (2022 versus 2021)

●	Revenue increased 48.5% to $24.5 million;

●	Gross Profit increased 67.6% to $6.3 million;

●	GAAP Net Income and diluted EPS increased to $0.4 million and $0.07, respectively;

●	Non-GAAP Net Income and non-GAAP diluted EPS increased 113.0% and 181.7% to $0.7 million and $0.10, respectively;

●	Adjusted EBITDA increased 274.0% to $1.8 million;

Full-Year Highlights (2022 versus 2021)

●	Revenue increased 47.7% to $97.4 million;

●	Gross Profit increased 50.9% to $23.1 million;

●	GAAP Net Income and diluted EPS increased to $3.1 million and $0.41, respectively;

●	Non-GAAP Net Income and non-GAAP diluted EPS increased 164.3% and 165.4% to $4.1 million and $0.54, respectively;

●	Adjusted EBITDA increased 151.6% to $7.8 million;

●	Backlog as of December 31, 2022, was $30.3 million.

	Fourth Quarter Select Financial Metrics: 2022 versus 2021*
(in $M except for EPS)	4Q22	4Q21	Change	2022	2021	Change
Total Revenue	$24.5	$16.5	48.5%	$97.4	$65.9	47.7%
Hardware Revenue	$17.7	$10.9	62.3%	$71.8	$44.4	61.8%
Software and Services Revenue	$4.7	$3.9	21.3%	$18.3	$15.5	18.6%
Consumables Revenue	$2.1	$1.7	22.9%	$7.3	$6.1	19.3%
Gross Profit	$6.3	$3.8	67.6%	$23.1	$15.3	50.9%
Operating Income	$0.7	$(0.9)	nm	$4.4	$0.4	1017.3%
GAAP Net Income	$0.4	$(0.7)	nm	$3.1	$1.4	120.0%
GAAP Diluted Earnings Per Share	$0.07	$(0.04)	nm	$0.41	$0.19	116.5%
Non-GAAP Net Income	$0.7	$0.4	113.0%	$4.1	$1.5	164.3%
Non-GAAP Diluted EPS	$0.10	$0.04	181.7%	$0.54	$0.20	165.4%
Adjusted EBITDA	$1.8	$0.5	274.0%	$7.8	$3.1	151.6%

*	numbers may not add due to rounding
nm	= not measurable/meaningful

Balance Sheet and Liquidity as of December 31, 2022

Cash and cash equivalents were $7.6 million, compared to $2.6 million on December 31, 2021. Long-term debt was $0.1 million, roughly flat to December 31, 2021.

Net cash from operating activities was $12.3 million compared to $2.4 million in 2021.

2023 Commentary and First Quarter Guidance (ending 3/31/23)

	1Q23 Guidance	1Q22 Actual
Revenue	$20.0 - $21.0 Million	$19.7 Million
Adjusted EBITDA	$0.8 - $1.0 million	$1.1 Million

“Over the remainder of the year, we expect to grow our recurring revenue businesses, including services and consumables, book new project orders and acquire one to two companies to drive top and bottom-line growth in 2023. Additionally, we have made and will continue to increase investments into developing our intellectual property core, including our Vision portal for managed service delivery, which we believe is a competitive differentiator in the market. Finally, we made some recent additions to our team of sales and business development professionals, which we believe enhances our already solid foundation for continued growth in 2023 and beyond,” concluded Smith.

Conference Call and Webcast Information

Management will host an earnings conference call and webcast at 11:00 a.m. Eastern Time. Q&A with investors will follow management’s presentation of the results, outlook and strategy.

Live Call Information:

Date: March 29, 2023

Time: 11:00 a.m. Eastern Time

Toll-Free: 1-877-407-3982
Toll/International: 1-201-493-6780

Call me™: Click Call me Link for instant telephone access to the event (Call me™ link will be made active 15 minutes prior to the scheduled start time).

Webcast: https://viavid.webcasts.com/starthere.jsp?ei=1606515&tp_key=37450f0c29

Replay Information:

Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Pin Number: 13737455
Replay Start: Wednesday, March 29, 2023, 2:00 p.m. ET
Replay Expiry: Wednesday, April 05, 2023, 11:59 p.m. ET

About DecisionPoint Systems

DecisionPoint Systems Inc. delivers mobility-first managed service and integration solutions to healthcare, supply chain, and retail customers, enabling them to make better and faster decisions in the moments that matter—the decision points. Our mission is to help businesses consistently deliver on those moments—accelerating growth, improving worker productivity, and lowering risks and costs. For more information about DecisionPoint Systems, Inc., visit https://www.decisionpt.com.

Forward-Looking Statements

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate, “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brian Siegel, IRC, MBA

Senior Managing Director, Hayden IR

(346) 396-8696

Brian@haydenir.com

DecisionPoint Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except par value)

(Unaudited)

	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$7,642	$2,587
Accounts receivable, net	17,085	12,302
Inventory, net	4,417	2,111
Deferred costs	2,729	1,998
Prepaid expenses and other current assets	399	336
Total current assets	32,272	19,334
Operating lease assets	2,681	329
Property and equipment, net	1,817	834
Deferred costs, net of current portion	2,868	1,492
Deferred tax assets	848	1,999
Intangible assets, net	4,531	3,564
Goodwill	10,499	8,128
Other assets	41	50
Total assets	$55,557	$35,730
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,755	$10,273
Accrued expenses and other current liabilities	5,357	3,220
Deferred revenue	6,021	4,599
Current portion of long-term debt	3	3
Current portion of operating lease liabilities	529	257
Total current liabilities	31,665	18,352
Deferred revenue, net of current portion	4,331	2,510
Long-term debt	143	146
Noncurrent portion of operating lease liabilities	2,706	83
Other liabilities	130	381
Total liabilities	38,975	21,472
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 50,000 shares authorized; 7,416 and 7,007 shares issued and outstanding, respectively	7	7
Additional paid-in capital	38,429	39,216
Accumulated deficit	(21,854)	(24,965)
Total stockholders’ equity	16,582	14,258
Total liabilities and stockholders’ equity	$55,557	$35,730

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Income and Comprehensive Income

(in thousands, except per share data)

(Unaudited)

	Year Ended December 31,
	2022	2021
Net sales:
Product	$79,079	$50,480
Service	18,336	15,463
Net sales	97,415	65,943
Cost of sales:
Product	62,214	39,943
Service	12,106	10,696
Cost of sales	74,320	50,639
Gross profit	23,095	15,304
Operating expenses:
Sales and marketing expense	9,218	7,354
General and administrative expenses	9,430	7,552
Total operating expenses	18,648	14,906
Operating income	4,447	398
Interest expense	(56)	(79)
Gain on extinguishment of debt	—	1,211
Other expense	(15)	—
Income before income taxes	4,376	1,530
Income tax expense	(1,265)	(116)
Net income and comprehensive income attributable to common stockholders	$3,111	$1,414
Earnings per share attributable to stockholders:
Basic	$0.43	$0.20
Diluted	$0.41	$0.19
Weighted average common shares outstanding
Basic	7,261	6,947
Diluted	7,562	7,593

DecisionPoint Systems, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$3,111	$1,414
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,465	1,387
Amortization of deferred financing costs and note discount	-	24
Loss on fixed asset disposal	22	-
Share-based compensation expense	577	1,003
Acquisition earn-out adjustment	-	(187)
Gain on extinguishment of debt	-	(1,211)
Deferred income taxes, net	254	(26)
Provision for doubtful accounts	249	-
Changes in operating assets and liabilities:
Accounts receivable	(3,630)	4,136
Inventory, net	(2,177)	(1,227)
Deferred costs	(1,984)	351
Prepaid expenses and other current assets	(54)	(294)
Other assets, net	-	(28)
Accounts payable	8,924	(2,579)
Accrued expenses and other current liabilities	914	278
Due to related parties	-	(34)
Operating lease liabilities	543	(7)
Deferred revenue	3,095	(648)
Net cash provided by operating activities	12,309	2,352
Cash flows from investing activities
Purchases of property and equipment	(1,477)	(371)
Cash paid for acquisitions, net of cash acquired	(4,525)	(170)
Net cash used in investing activities	(6,002)	(541)
Cash flows from financing activities
Repayment of term debt	(3)	—
Line of credit, net	—	(1,206)
Taxes paid in lieu of shares issued for share-based compensation	(1,403)	(25)
Proceeds from exercise of stock options	154	2
Net cash used in financing activities	(1,252)	(1,229)
Change in cash	5,055	582
Cash, beginning of year	2,587	2,005
Cash, end of year	$7,642	$2,587

Trended Financial Information

	Trended Financial Information*
(in $M except for EPS)	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	FY21	FY22
Total Revenue	$16.1	$15.2	$18.2	$16.5	$19.7	$27.5	$25.7	$24.5	$65.9	$97.4
Hardware Revenue	$10.5	$10.3	$12.7	$10.9	$14.3	$20.6	$19.2	$17.7	$44.4	$71.8
Software and Services Revenue	$4.1	$3.6	$3.9	$3.9	$4.1	$4.8	$4.7	$4.7	$15.5	$18.3
Consumables Revenue	$1.5	$1.3	$1.6	$1.7	$1.3	$2.1	$1.8	$2.1	$6.1	$7.3
Gross Profit	$3.8	$3.5	$4.2	$3.8	$4.7	$6.3	$5.8	$6.3	$15.3	$23.1
Operating (loss) Income	$0.3	$0.1	$0.9	$(0.9)	$0.2	$2.0	$1.5	$0.7	$0.4	$4.4
Net (loss) Income	$1.3	$0.2	$0.6	$(0.7)	$0.9	$0.7	$1.1	$0.4	$1.4	$3.1
Diluted EPS	$0.17	$0.02	$0.04	$(0.04)	$0.11	$0.09	$0.15	$0.07	$0.19	$0.41
Non-GAAP Net Income	$0.2	$0.3	$0.7	$0.4	$1.3	$0.8	$1.2	$0.7	$1.5	$4.1
Non-GAAP Diluted EPS	$0.03	$0.04	$0.10	$0.04	$0.16	$0.11	$0.16	$0.10	$0.20	$0.54
Adjusted EBITDA	$0.8	$0.6	$1.3	$0.5	$1.1	$2.7	$2.3	$1.8	$3.1	$7.8

*	numbers may not add due to rounding

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we have provided non-GAAP financial information, namely non-GAAP Net Income, non-GAAP diluted EPS and Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization adjusted for transaction-related and non-recurring items). We believe that these non-GAAP measures provide investors with a better understanding of how the results relate to our historical performance as well as when comparing our results to other publicly-traded companies. The additional adjusted information is not meant to be considered in isolation or as a substitute for GAAP financials. Management believes that these adjusted measures reflect the essential operating activities of the Company. A reconciliation of non-GAAP financial information appears below:

DecisionPoint Systems, Inc.

Supplemental Financial Information

Reconciliation of Select GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2022	2021	2022	2021
Net income, as reported	$427	$(701)	$3,111	$1,414
Share-based compensation	251	894	577	1,003
Business acquisition costs	39	176	281	306
NYSE American uplisting costs	88	-	88	23
Gain on extinguishment of debt	-	-	-	(1,211)
Non-GAAP net income	$805	$369	$4,057	$1,535
Depreciation and amortization	715	356	2,465	1,387
Income taxes	257	(232)	1,265	116
Interest expense	14	12	56	79
Adjusted EBITDA	$1,791	$505	$7,843	$3,117